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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of TransAct Technologies Incorporated, which appears in TransAct Technologies Incorporated's Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Hartford, CT
March 15, 2006